UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

Rowan Companies plc
(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, Rowan Companies plc, a public limited company organized under the laws of England and Wales (the “Company” or “Rowan”), is pursuing a transaction to effect a “merger-of-equals” with Ensco plc, a public limited company organized under the laws of England and Wales (“Ensco”). Pursuant to the Transaction Agreement, dated October 7, 2018, by and between the Company and Ensco (as amended by the Deed of Amendment No. 1 to Transaction Agreement, dated January 28, 2019, the “Transaction Agreement”) and by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the U.K. Companies Act 2006, each of the issued and outstanding Class A ordinary shares of the Company will be exchanged pursuant to the Scheme for a fixed number of Class A ordinary shares of Ensco each with a nominal value of $0.10 per share (the “Transaction”).

On February 21, 2019, Rowan held a meeting of the shareholders convened by the High Court of Justice in England and Wales (the “Court Meeting”) and a general meeting of the shareholders of Rowan (the “General Meeting”), in each case relating to the pending Transaction. Rowan’s shareholders approved each of the proposals to be acted on at the Court Meeting and the General Meeting, in each case by the requisite majorities. All votes at both the Court Meeting and the General Meeting were conducted on a poll.

The consummation of the Transaction remains subject to various closing conditions, including, among other things, (i) the sanction of the Scheme by the High Court of Justice of England and Wales, (ii) the receipt of certain required regulatory approvals or elapse of certain review periods with respect thereto, (iii) the absence of legal restraints prohibiting or restraining the Transaction and (iv) the absence of any law or order reasonably expected to result in the dissolution of the Saudi Aramco Offshore Drilling Company, Rowan’s joint venture with Saudi Aramco (the “ARO JV”), or the sale, disposition, forfeiture or nationalization of Rowan’s interest in the ARO JV.

The final results of voting on each of the items submitted to a vote of Rowan’s shareholders at the Court Meeting and the General Meeting are as follows:

Court Meeting

Court Scheme Proposal: To approve (with or without modification) the Scheme between Rowan and the holders of the Scheme Shares (as defined in the Scheme).

Rowan’s shareholders approved with the following results:

For	Against
95,898,799	8,963,365

In addition, of the 25 record shareholders voting on the proposal, 24 record shareholders voted in favor of the proposal, and one record shareholder voted against the proposal.

General Meeting

Articles Amendment Proposal: To authorize, for the purpose of giving effect to the Scheme between Rowan and the holders of the Scheme Shares, the amendment of the articles of association of Rowan.

Rowan’s shareholders approved with the following results:

For	Against	Abstain
99,110,084	9,181,407	569,647

Transaction-Related Compensation Proposal: To approve, on an advisory, non-binding basis, the compensation to be paid or become payable to Rowan’s named executive officers in connection with the proposed Transaction, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

Rowan’s shareholders approved with the following results:

For	Against	Abstain
85,375,486	21,609,848	1,875,804

Item 7.01 Regulation FD Disclosure.

On February 21, 2019, the Company and Ensco issued a joint press release in connection with the solicitation of consents by the Company. A copy of the press release is hereby incorporated by reference and attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

99.1	Joint Press Release issued by Ensco plc and Rowan Companies plc, dated February 21, 2019.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2019	ROWAN COMPANIES PLC

	By:	/s/ Mark F. Mai
Mark F. Mai
Executive Vice President, General Counsel & Secretary